Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
31 $5,679,365.21
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
1 $75,643.04
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
28 $4,969,180.29
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
0
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
0
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 14 $2,632,391.04
15 - 20% 12 $2,314,901.32
20 - 25% 11 $1,775,828.84
25 - 30% 3 $542,517.63
> 30% 12 $1,419,056.28
Red Flag Dashboard (OTS)
Date: 10/14/2005 12:27:29 PM Deal Number: SAIL 2005-HE2 Report As of: 8/30/2005
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